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                                                                    EXHIBIT 21.1

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES

                              LIST OF SUBSIDIARIES

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                                                                                          JURISDICTION
               NAME                                                                     OF INCORPORATION
               ----                                                                     ----------------
BICC Cables Asia-Pacific Pte. Ltd.                                                        Singapore
BICC Cables China Ltd.                                                                    Hong Kong
BICC Celcat, Cabos de Energia e Telecommunicaciones SA                                    Portugal
BICC Energy Cables Pte. Ltd.                                                              Singapore
BICC General Cable Company                                                                Nova Scotia
BICC General Cable S.A.                                                                   Spain
BICC General CEAT Cavi S.r.l.                                                             Italy
BICC General Finance Co. Limited                                                          England
BICC General Industrial Cables Limited                                                    England
BICC General Pyrotenax Cables Limited                                                     England
BICC General Pyrotenax Cables Ltd.                                                        Ontario
BICC General Supertension and Subsea Cables Limited                                       England
BICC General UK Cables, Limited                                                           England
BICC Portugal SGPS S.A.                                                                   Madeira
BICCGeneral Cable Industries, Inc.                                                        Delaware
BICCGeneral Cable Industries, LLC                                                         Delaware
BICCGeneral Cable New Zealand Limited                                                     New Zealand
BICCGeneral Holdings New Zealand ULC                                                      New Zealand
Carol Cable Europe, Ltd.                                                                  England
Carol Cable, Ltd.                                                                         England
General Cable Acquisitions Spain, S.A.                                                    Spain
General Cable Canada, Ltd.                                                                Ontario
General Cable Corporation                                                                 Delaware
General Cable de Mexico del Norte, S.A. de C.V.                                           Mexico
General Cable Holdings (Spain) SRL                                                        Spain
General Cable Holdings (UK) Limited                                                       England
General Cable Holdings de Mexico, S.A. de C.V.                                            Mexico
General Cable Holdings, Inc.                                                              Delaware
General Cable Overseas Holdings, Inc.                                                     Delaware
General Cable Technologies Corporation                                                    Delaware
GK Technologies, Inc.                                                                     New Jersey
Marathon Manufacturing Holdings, Inc.                                                     Delaware
MLTC Company                                                                              Delaware
Trans-Power Cables Pte. Ltd.                                                              Singapore
Zimbabwe Cable (PTE) Ltd.                                                                 Zimbabwe
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